Exhibit 99.1

Articles of Merger

ARKADIA INTERNATIONAL, Name of merging entity

NEVADA, Jurisdiction, CORPORATION, Entity type and

FREEDOM LEAF, INC., Name of surviving entity NEVADA, Jurisdiction, CORPORATION, Entity type

1

Articles of Merger page 2

The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

2

Articles of Merger Page 3

(b) The plan was approved by the required consent of the owners of

ARKADIA INTERNATIONAL Name of merging entity, and, or, FREEDOM LEAF INC. Name of surviving entity

3

Articles of Merger page 4

(c) Approval of plan of merger for Nevada non-profit corporation (NRS92A.160)

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

4

Articles of Merger Page 5

5) Amendments, if any, to the articles of certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200):

THE ARTICLES OF THE CORPORATION SHALL BE HEREBY AMENDED SOLELY TO REFLECT THAT THE NEW NAME OF THE CORPORATION HENCEFORTH SHALL BE FREEDOM LEAF INC.

6) Location of Plan of Merger

(6) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity.

7) Effective date and time of filing: Date 4th Nov 2014, Time:12:00PM

5

Articles of Merger Page 6

8) Signatures, ARKADIA INTERNATIONAL, Name of merging entity, /s/ signature, Secretary, 4th nov 2014 and, FREEDOM LEAF, INC., Name of surviving entity, /s/ signature, President, 4th Nov 2014

6